EXHIBIT 16(i) under Form N-1A
                                         Exhibit 99 under Item 601/Reg. S-K

FUND NAME:        FIRST PRIORITY EQUITY FUND-TRUST SHARES
COMPUTATION OF SEC YIELD
AS OF:    MAY 31, 1992

DIVIDEND AND/OR INTEREST INCOME
FOR THE 30 DAYS ENDED                              $187,973

NET EXPENSES FOR THE PERIOD                          $41,769.38

AVG DAILY SHARES OUTSTANDING AND
ENTITLED TO RECEIVE DIVIDENDS                     7,705,725

MAXIUM OFFERING PRICE PER SHARE AS OF 08-01-91       $10.03

UNDISTRIBUTED NET INCOME                           $0.00000

YIELD=2[( 187973.24 -    41769.38)+1)^6-1]=          2.28%

          7705724.91 *(  10.03 -             0)




DECLARED: QUARTERLY      Schedule for Computation   FUND:FIRST PRIORITY
EQUITY FUND-TRUST SHARES
            PAID:QUARTERLY      of Fund Performance Data
Returns Since Inception ending 4/20/92
FYE:November 30
Average Total Return

    Initial Investment of:                   $1,000.00 on 04/20/92
   Offering Price/Share =                       $9.86
   NAV =                                               $9.86

                      BEGINNING
REINVESTMENT      ENDING                              TOTAL
REINVESTMENT  PERIOD           DIVIDEND    CAPITAL GAIN PRICE
PERIOD  PERIOD END INVESTMENT
      DATES  SHARE BASE    PER SHARE       PER SHARE       PER SHARE
SHARE BASE    PRICE         VALUE

04/20/92        101.420           0.000000000           0.00000
$9.86                   101.420             $9.86       $1,000.00
04/30/92        101.420           0.000000000           0.00000
$10.02                   101.420           $10.02       $1,016.23
05/31/92        101.420           0.000000000           0.00000
$10.03                   101.420           $10.03       $1,017.24


$1,000 (1+T) = Ending Redeemable Value
                  T  =                  1.72%



FUND NAME:        FIRST PRIORITY EQUITY FUND-INVESTMENT SHARES
COMPUTATION OF SEC YIELD
AS OF:    MAY 31, 1992

DIVIDEND AND/OR INTEREST INCOME
FOR THE 30 DAYS ENDED                              $187,973

NET EXPENSES FOR THE PERIOD                          $61,394.80

AVG DAILY SHARES OUTSTANDING AND
ENTITLED TO RECEIVE DIVIDENDS                     7,705,725

MAXIUM OFFERING PRICE PER SHARE AS OF 08-01-91       $10.50

UNDISTRIBUTED NET INCOME                           $0.00000

YIELD=2[( 187973.24 -    61394.8)+1)^6-1]=           1.88%

          7705724.91 *(  10.5 -              0)




DECLARED: QUARTERLY      Schedule for Computation    FUND:FIRST PRIORITY
EQUITY
                                     FUND-INVESTMENT SHARES
            PAID:QUARTERLY      of Fund Performance Data      Returns Since
Inception ending 4/20/92

FYE:November 30
                                                         Average Total
Return


    Initial Investment of:                   $1,000.00 on 04/20/92
   Offering Price/Share =                       $10.32
   NAV =                                               $9.86

                                  BEGINNING
REINVESTMENT      ENDING                             TOTAL
REINVESTMENT PERIOD           DIVIDEND    CAPITAL GAIN      PRICE
PERIOD  PERIOD END INVESTMENT
      DATES       SHARE BASE    PER SHARE       PER SHARE     PER SHARE
SHARE BASE    PRICE            VALUE

04/20/92      96.899           0.000000000           0.00000
$9.86                   96.899             $9.86              $955.43
04/30/92      96.899           0.000000000           0.00000
$10.02                   96.899           $10.02              $970.93
05/31/92      96.899           0.000000000           0.00000
$10.03                   96.899           $10.03              $970.90


$1,000 (1+T) = Ending Redeemable Value
                  T  =                  2.81%



                 FIRST PRIORITY TREASURY MONEY MARKET FUND

                               TRUST SHARES

               SCHEDULE FOR COMPUTATION OF YIELD CALCULATION

This example illustrates the yield quotation for the seven-day period ended May 31, 1992:

Value of a hypothetical pre-existing account with exactly one share at the
beginning of the base period                           $1.000000000

Value of same account (excluding capital changes) at end of the seven-day
base periodH                                            1.000697596
Net change in account value                             0.000697596

Base Period Return:

     Net Change in account value divided by the beginning
       account value ($0.000697596  +  $1.000000000)    0.000697596

Annualized Current Net Yield [0.000697596 x (365/7)]          3.64%

Effective Yield HH  (0.000697596 + 2) 365/7  -1               3.70%

H This value includes the value of additional shares purchases with dividends from the original share, and dividends declared on both the original share and any such additional shares.

HH This value may change to include shares purchases with dividends reinvested on a less frequent basis.






                 FIRST PRIORITY TREASURY MONEY MARKET FUND

                             INVESTMENT SHARES

               SCHEDULE FOR COMPUTATION OF YIELD CALCULATION

This example illustrates the yield quotation for the seven-day period ended May 31, 1992:
Value of a hypothetical pre-existing account with exactly one share at the
beginning of the base period                           $1.000000000

Value of same account (excluding capital changes) at end of the seven-day
base periodH                                            1.000621000

Net change in account value                             0.000621000

Base Period Return:

     Net Change in account value divided by the beginning
       account value ($0.000621000  +  $1.000000000)    0.000621000

Annualized Current Net Yield [0.000621000 x (365/7)]          3.24%

Effective Yield HH  (0.000621000 + 1) 365/7  -1               3.29%

H This value includes the value of additional shares purchases with dividends from the original share, and dividends declared on both the original share and any such additional shares.

HH This value may change to include shares purchases with dividends reinvested on a less frequent basis.





FUND NAME:        FIRST PRIORITY FIXED INCOME FUND-TRUST SHARES
COMPUTATION OF SEC YIELD
AS OF:    MAY 31, 1992
DIVIDEND AND/OR INTEREST INCOME
FOR THE 30 DAYS ENDED                              $410,016

NET EXPENSES FOR THE PERIOD                          $35,021.81

AVG DAILY SHARES OUTSTANDING AND
ENTITLED TO RECEIVE DIVIDENDS                     6,533,850

MAXIUM OFFERING PRICE PER SHARE AS OF 08-01-91       $10.04

UNDISTRIBUTED NET INCOME                           $0.00000

YIELD=2[( 410016.19 -    35021.81 )+1)^6-1]=         6.96%

          6533850.14*(   10.04 -             0)




DECLARED: QUARTERLY      Schedule for Computation   FUND:FIRST PRIORITY
FIXED
                                     INCOME FUND-TRUST SHARES
            PAID:QUARTERLY      of Fund Performance Data   Returns Since
Inception ending 4/20/92

FYE:November 30
                                                         Average Total
Return


    Initial Investment of:                   $1,000.00 on 04/20/92
   Offering Price/Share =                       $9.90
   NAV =                                               $9.90

                                  BEGINNING
REINVESTMENT      ENDING                            TOTAL
REINVESTMENT       PERIOD    DIVIDEND  CAPITAL GAIN   PRICE    PERIOD
PERIOD END      INVESTMENT
      DATES        SHARE BASE    PER SHARE       PER SHARE    PER SHARE
SHARE BASE    PRICE    VALUE

04/20/92       101.010           0.000000000           0.00000
$9.90                   101.010             $9.90       $1,000.00
04/30/92       101.010           0.020658452           0.00000
$9.88                   101.221             $9.88       $1,000.07
05/31/92       101.010           0.057985969           0.00000
$10.04                   101.806           $10.04       $1,022.13


$1,000 (1+T) = Ending Redeemable Value
                  T  =                  2.21%





FUND NAME:        FIRST PRIORITY FIXED INCOME FUND-INVESTMENT SHARES
COMPUTATION OF SEC YIELD
AS OF:    MAY 31, 1992

DIVIDEND AND/OR INTEREST INCOME
FOR THE 30 DAYS ENDED                              $410,016

NET EXPENSES FOR THE PERIOD                          $51,628.34

AVG DAILY SHARES OUTSTANDING AND
ENTITLED TO RECEIVE DIVIDENDS                     6,533,850

MAXIUM OFFERING PRICE PER SHARE AS OF 08-01-91       $10.51

UNDISTRIBUTED NET INCOME                           $0.00000

YIELD=2[( 410016.19 -    51628.34)+1)^6-1]=          6.34%

          6533850.14 *(  10.51 -             0)




DECLARED: QUARTERLY      Schedule for Computation    FUND:FIRST PRIORITY
FIXED INCOME FUND
                                     -INVESTMENT SHARES
            PAID:QUARTERLY      of Fund Performance Data     Returns Since
Inception ending 4/20/92

FYE:November 30
                                                         Average Total
Return


    Initial Investment of:                   $1,000.00 on 04/20/92
   Offering Price/Share =                       $10.37
   NAV =                                                 $9.90

                                  BEGINNING
REINVESTMENT      ENDING                           TOTAL
REINVESTMENT   PER DIVIDEND    CAPITAL GAIN      PRICE    PERIOD  PERIOD
END      INVESTMENT
      DATES SHARE BASE    PER SHARE       PER SHARE  PER SHARE   SHARE BASE
PRICE         VALUE

04/20/92      96.432           0.000000000           0.00000      $9.90
96.432             $9.90              $954.68
04/30/92      96.432           0.020658452           0.00000      $9.88
96.432             $9.88              $954.74
05/31/92      96.634           0.055464050           0.00000      10.04
97.167           $10.04              $975.56


$1,000 (1+T) = Ending Redeemable Value
                  T  =                  2.44%




FIRST PRIORITY EQUITY INC
COMPUTATION OF SEC YIELD
AS OF:    MAY 31, 1995

DIVIDEND AND/OR INTEREST INCOME
FOR THE 30 DAYS ENDED                           $139,505.44

NET EXPENSES FOR THE PERIOD                          $23,836.15

AVG DAILY SHARES OUTSTANDING AND
ENTITLED TO RECEIVE DIVIDENDS                     3,354,787

MAXIUM OFFERING PRICE PER SHARE AS OF 08-01-91       $11.29

UNDISTRIBUTED NET INCOME                           $0.09510
YIELD=2[( 139,505.44 -23,836.15                 )+1)^6-1]=

          3,354,787 *(   11.29 -             0.09510)
SEC Yield = 3.73%

Tax-Equivalent Yield
(assumes individual does not itemize on Federal Return)

100% minus the Federal taxable % (100%-28% = 72%)

30 SEC yield / by the tax equivalent % (0.00%/72.  5.18%



Schedule for Computation                       Initial Invest of: $1,000
of Fund Performance Data                                   Offering
Price/Share $10.20
First Priority Equity Income Fund                          FYE:November 30
Return Since Inception ending 5/31/95  NAV = $10.00

DECLARED: QUARTERLY
PAID: QUARTERLY

                                  BEGINNING
REINVESTMENT      ENDING                           TOTAL
REINVESTMENT       PERIOD  DIVIDEND    CAPITAL GAIN  PRICE    PERIOD
PERIOD END      INVESTMENT
      DATES              SHARE BASE    PER SHARE       PER SHARE      PER
SHARE   SHARE BASE    PRICE  VALUE

12/19/94         98.039      0.000000000           0.00000
$9.99                   98.039        $9.99             $979.41
12/28/94         98.039      0.011800000           0.00000
$10.05                 98.154         $10.05              $986.45
3/24/95           98.154   0.130000000           0.00000
$10.48                    99.372           $10.48         $1,041.42
5/31/95           98.372     0.000000000           0.00000
$11.06                  99.372            $11.06          $1,099.05

$1,000 (1+T) = Ending Redeemable Value
                  T  =                  9.91%



FIRST PRIORITY BALANCED
COMPUTATION OF SEC YIELD
AS OF:    MAY 31, 1995

DIVIDEND AND/OR INTEREST INCOME
FOR THE 30 DAYS ENDED                           $179,755.06

NET EXPENSES FOR THE PERIOD                          $22,90.08

AVG DAILY SHARES OUTSTANDING AND
ENTITLED TO RECEIVE DIVIDENDS                     4,257,981

MAXIUM OFFERING PRICE PER SHARE AS OF 08-01-91       $11.10

UNDISTRIBUTED NET INCOME                           $0.08040

YIELD=2[( 179,755.06 -22,906.08                 )+1)^6-1]=

          4,257,981 *(   11.10 -             0.08040)
SEC Yield = 4.04%
Tax-Equivalent Yield
(assumes individual does not itemize on Federal Return)

100% minus the Federal taxable % (100%-28% = 72%)

30 SEC yield / by the tax equivalent % (0.00%/72.  5.61%



Schedule for Computation                       Initial Invest of: $1,000
of Fund Performance Data                                   Offering
Price/Share $10.20
First Priority Balanced Fund                          FYE:November 30
Return Since Inception ending 5/31/95  NAV = $10.00

DECLARED: QUARTERLY
PAID: QUARTERLY

                                  BEGINNING               REINVESTMENT
ENDING                           TOTAL
REINVESTMENT       PERIOD  DIVIDEND    CAPITAL GAIN       PRICE    PERIOD
PERIOD END   INVESTMENT
      DATE   SHARE BASE    PER SHARE       PER SHARE            PER SHARE
SHARE BASE    PRICE            VALUE

12/19/94               98.039      0.000000000           0.00000
$9.99            98.039        $9.99             $979.41
12/27/94               98.039      0.014400000           0.00000
$10.00            98.180         $10.00              $981.80
12/31/94                98.180     0.000000000          0.00000
$10.02           98.180          $10.02               $983.77
3/24/95                    98.180   0.110000000           0.00000
$10.40           99.219           $10.40         $1,031.88
3/31/95                    98.180   0.000000000           0.00000
$10.42           98.180            $10.42         $1,023.04
5/31/95                  99.219     0.000000000           0.00000
$10.88            99.219            $10.88          $1,079.50

$1,000 (1+T) = Ending Redeemable Value
                   T =                    7.95%